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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in the Post-Effective Amendment No. 1 to the Registration Statement of HomeSeekers.com, Incorporated on Form S-3 of our report dated July 22, 1999 and August 4, 1999 on the consolidated balance sheets of HomeSeekers.com, Incorporated as of June 30, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Albright, Persing & Associates, Ltd.
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ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
August 18, 2000